Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July13, 2007, accompanying the financial statements and supplemental information of the Syntroluem 401(k) Plan on Form 11-K for the years ended December 31, 2006 and 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Syntroleum Corporation on Form S-8 (File No. 333-134386 effective May 22, 2006).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

July 13, 2007